Exhibit 10.30

AMENDMENT NO. 1 TO THE ADDENDUM TO INVENTORY FINANCING AGREEMENT

AND BUSINESS FINANCING AGREEMENT WITH CONSENT TO BUSINESS FINANCING

AGREEMENT

This Amendment No. 1 to the Addendum to Inventory Financing Agreement and Business Financing Agreement and Consent to Business Financing Agreement (this “Agreement”) is entered into and effective as of April 9, 2010, and is by and between fusionstorm, a Delaware corporation (“Dealer”), and GE Commercial Distribution Finance Corporation (“CDF”).

Recitals:

A.	Dealer and CDF are party to the Business Financing Agreement dated as of September 30, 2009, the Agreement for Wholesale Financing dated as of September 30, 20099, and the Addendum to Inventory Financing Agreement and Business Financing Agreement dated as of September 30, 2009, together with all addenda thereto, as amended, modified restated or replaced from time to time, from time to time (collectively, the “Loan Agreement”).

B.	CDF and Dealer have agreed to the provision set forth herein on the terms and conditions contained herein.

Agreement

Therefore, in consideration of the mutual agreement herein and other sufficient consideration, the receipt of which is acknowledged, Dealer and CDF hereby agree as follows:

1. Definitions. All references to the “Agreement” or the “Loan Agreement” in the Loan Agreement and references to the “Loan Agreement” in this Agreement, shall be deemed to be references to the Loan Agreement as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time. Capitalized terms used and not otherwise defined herein have the meanings given them in the Loan Agreement.

2. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above, but only if this Agreement has been executed by Dealer and CDF, and only if all of the documents listed on Exhibit A to this Agreement have been delivered on the date hereof (unless otherwise noted) and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, each in form and substance satisfactory to CDF, and the Consent and Amendment Fee (as defined on Exhibit A) shall have been paid to CDF in all in cash or same day funds. Once paid, the Consent and Amendment Fee shall be fully earned and nonrefundable under any circumstances. Dealer hereby authorizes CDF to make a loan under the Accounts Receivable Facility to pay the Consent and Amendment Fee.

3. Waiver. Dealer has breached the covenant in Section 5(a) of the Addendum to Inventory Financing Agreement and Business Financing Agreement, regarding Dealer’s EBITDA to Dealer’s Gross Revenues for the December 31, 2009 calculation date and the March 31, 2010 calculation date, and the covenant in Section 5(b) of the Addendum to Inventory Financing Agreement and Business Financing Agreement regarding Dealer’s Funded Debt to Dealer’s EBITDA for the March 31, 2010 calculation date, giving rise to Defaults under Section 6.1 of the Business Financing Agreement and Section 11 of the Inventory Financing Agreement (collectively, the “Current Defaults”).

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The Current Defaults entitle CDF to all of its remedies under the Loan Agreement, the Other Agreements and at law and equity.

Dealer has requested that CDF waive the Current Defaults. Subject to the terms and conditions of this Agreement, CDF hereby waives the Current Defaults.

The waivers contained in this Section 3 are specific in intent and are valid only for the specific purpose for which they are given. Nothing contained herein obligates CDF to agree to any additional waivers of any provisions of the Loan Agreement or the Other Agreements. The waivers contained in this Section 3 are waivers of only the Current Defaults, and shall not operate as waivers of CDF’s right to exercise remedies resulting from (i) any other existing and/or continuing Default whether or not of a similar nature and whether or not CDF is actually aware of any such existing and/or continuing Default, or (ii) any future Defaults, whether or not of a similar nature and whether or not known to CDF.

4. Consent. Dealer has notified CDF that it intends to purchase Global Netoptex, Inc. through an Acquisition that is an asset purchase (the “Pending Acquisition”) for approximately $1,000,000, subject to set-offs (as described in the definitive agreement), as such amount is calculated in accordance with the Loan Agreement (the “Purchase Price”). The Pending Acquisition is not permitted under the terms of the Loan Agreement.

Section 5.2.2(x)(I) and (II) of the Loan Agreement reads as follows:

“... (I) the purchase price, including seller notes that are not subordinated to CDF in a manner satisfactory to CDF in its sole discretion, assumed indebtedness for borrowed money or similar items, but excluding any deferred purchase price or earn-outs, and excluding all expenses incurred in connection with all such Mergers and Acquisitions not to exceed Five Hundred Thousand Dollars ($500,000,00), and (II) the gross amount of all such Capital Stock Transactions, does not exceed Three Million Five Hundred Thousand Dollars $3,500,000.00 in the aggregate in any rolling twelve month period ending on the date of the consummation of any such Merger, Acquisition or Capital Stock Transaction...”

CDF hereby agrees that the dollars limitations Section 5.2.2.(x)(I) and (II) of the Loan Agreement shall not be applicable to the Pending Acquisition. The Purchase Price, however, shall be included for purposes of Section 5.2.2(x)(I) and (II) of the Loan Agreement when calculating the permissibility of future Acquisitions or Capital Stock Transactions.

All other requirements and limitations regarding an Acquisition contained in the Loan Agreement shall remain applicable to the Pending Acquisition, including, without limitation, the requirement that immediately following the Pending Acquisition, Dealer’s Available Credit minus Dealer’s outstanding loans under its Accounts Receivable Facility will be at least Three Million Five Hundred Thousand Dollars ($3,500,000.00).

The consents in this Section 4 are subject to Dealer delivering the documents required hereby after the closing of the Pending Acquisition (and the failure to so deliver such documents shall render the foregoing consent void). The consents in this Section 4 are specific in nature and intent and are not a consent by CDF to a deviation or departure of any other term or provision of the Loan Agreement or the Other Documents Nothing contained herein obligates CDF to agree to any additional waivers of, or consents to, any provisions of any of the Loan Agreement or the Other Agreements.

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5. Accounts Receivable Acquired in the Pending Acquisition. Dealer acknowledges and agrees with CDF that any accounts receivable of Global Netoptex, Inc. and/or acquired by Dealer in the Pending Acquisition shall not be eligible Accounts unless such accounts receivable meet the eligibility criteria set forth in the Loan Agreement as such eligibility criteria are determined by CDF.

6. Limited Guaranty. CDF agrees that if (A) no Default (after giving effect to the waivers in Section 3 hereof) has occurred and is continuing from the date hereof through and including the later to occur of (i) the date of delivery of the covenant compliance certificate for the fiscal quarter ending closest to the, Settlement Date (whether before or after the Settlement Date) and (ii) the Settlement Date (as defined below) and (B) if the litigation between Dealer and PC Specialists, Inc. d/b/a Technology Integration Group in the San Francisco Superior Court has settled for an amount of $2,000,000 or less, after giving effect to any such payment Dealer’s Available Credit minus Dealer’s Outstanding loans under its Accounts Receivable Facility shall be greater than zero, and such settlement shall have no other monetary or non-monetary judgments or restrictions on Dealer or its subsidiaries or their operations, then CDF shall release the Limited Guaranty of the Obligations of even date herewith given by John G. Varel. “Settlement Date” means the date that all litigation and claims between Dealer and PC Specialists. Inc. d/b/a Technology Integration Group in the San Francisco Superior Court has been definitively settled and approved by all applicable judicial authorities.

7. Borrowing Base Certificate. On or before 5:00 pm Atlanta, Georgia time on April 12, 2010, Dealer shall deliver a signed Borrowing Base Certificate showing that after giving effect to the Pending Acquisition, Dealer’s Available Credit minus Dealer’s outstanding loan under its Accounts Receivable Facility will be at least Three Million Five Hundred Thousand Dollars ($3,500,000.00) (the “Minimum Availability”). The failure of Dealer to deliver to CDF a signed Borrowing Base Certificate by such date and time showing the Minimum Availability shall be an immediate Default.

8. Consent of Avnet. On or before 5:00 pm Atlanta, Georgia time on April 13, 2010, Dealer shall deliver to CDF an agreement from Avnet, Inc. (“Avnet”) in form and substance satisfactory to CDF (i) consenting to the Pending Acquisition, (ii) waiving any defaults or breaches under any document or agreement between Dealer and Avnet (collectively, the “Avnet Documents”), and (iii) containing such other terms and agreements as may be acceptable to CDF. The failure by Dealer to deliver CDF the Avnet Agreement shall be an immediate Default. In addition, should Avnet not provide the Avnet Agreement but declare a breach or default under the Avnet Documents, then Dealer agrees that an immediate Default shall occur and CDF shall be entitled to all of its rights and remedies under the Loan Agreement, the Other Agreements, and at law and in equity.

9. Amendments. Paragraphs 5(a) and 5(b) of the Addendum to Inventory Financing Agreement and Business Financing Agreement are deleted in their entirety and replaced with the following:

“(a) maintain an EBITDA for the twelve month period ending on the last day of such fiscal quarter of not less than one and one half percent (1.5%) of Dealer’s Gross Revenues for the twelve month period ending on the last day of such fiscal quarter, provided, however, (i) for the fiscal quarter ending June 30, 2010, EBITDA and Gross Revenue shall each be for the six month period then ended, annualized, and (ii) for the fiscal quarter ending September 30, 2010, EBITDA and Gross Revenue shall each be for the nine month period then ended, annualized; and

(b) maintain a ratio of Funded Debt as of the last day of each such fiscal quarter to EBITDA for the twelve-month period ending on the last day of such fiscal quarter of not more than three and one-half to one (3.5:1.0), provided, however, (i) for the fiscal quarter ending June 30, 2010, EBITDA shall be for the six month period then ended, annualized, and (ii) for the fiscal quarter ending September 30, 2010, EBITDA shall be for the nine month period then ended, annualized.”

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10. General Representations and Warranties of Dealer. Dealer hereby represents and warrants to CDF that (i) Dealer’s execution of this Agreement has been duly authorized by all requisite action of Dealer, (ii) no consents are necessary from any third parties for Dealer’s execution, delivery or performance of this Agreement, (iii) this Agreement, the Loan Agreement, and each of the Other Agreements, constitute the legal, valid and binding obligations of Dealer enforceable against Dealer in accordance with their terms, except to the extent that the enforceability thereof against Dealer may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) all of the representations and warranties contained in the Loan Agreement and the Other Agreements are true and correct with the same force and effect as if made on and as of the date of this Agreement, (v) after giving effect to this Agreement, there is no Default, and (vi) the execution, delivery and performance of this Agreement by Dealer does not violate, contravene, or conflict with any statute, rule, regulation, agreement or instrument or order binding upon Dealer.

11. Reaffirmation; No Claims. Dealer hereby represents, warrants, acknowledges and confirms that (i) the Loan Agreement and the Other Agreements remain in full force and effect, (ii) Dealer has no defenses to its obligations under the Loan Agreement and the Other Agreement, (iii) the security interests granted by Dealer in favor of CDF under the Loan Agreement and the Other Agreement are hereby reaffirmed, secure all the Obligations, continue in full force and effect, and have the same priority as before this Agreement, and (iv) Dealer has no claim against CDF arising from or in connection with the Loan Agreement or the Other Agreement and any such claim is hereby irrevocably waived, released and discharged forever. Until the Obligations are paid in full in good funds and all obligations and liabilities of Dealer under this Agreement, the Loan Agreement and the Other Agreement are performed and paid in full in good funds, Dealer agrees and covenants that it is bound by the covenants and agreements set forth in the Loan Agreement, the Other Agreement and in this Agreement. Dealer hereby ratifies and confirms the Obligations. All of the Obligations are due and owing from Dealer to CDF without setoff, deduction or counterclaim of any kind or nature.

12. Payment of Fee and Expenses. Dealer shall promptly pay to CDF an amount equal to all reasonable attorneys’ fees and legal expenses and other costs and expenses incurred by CDF in connection with the preparation, negotiation, execution, delivery and recording of this Agreement, and any further documentation which may be required in connection herewith.

13. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Illinois without giving effect to choice or conflicts of law principles thereunder.

14. Patriot Act. CDF hereby notifies the Dealer and each Guarantor that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (as amended from time to time (including any successor statute) and together with all rules promulgated thereunder, collectively, the “Act”), it is required to obtain, verify and record information that identifies the Dealer and any Guarantor, which information includes the name and address of the Dealer and any Guarantor and other information that will allow CDF to identify the Dealer and each Guarantor in accordance with the Act.

15. Section Titles. The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.

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16. Counterparts; Facsimile Transmissions. This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

17. Binding Arbitration. This Agreement is subject to the binding arbitration provisions contained in the Loan Agreement and the Other Agreements applicable to the parties hereto.

18. Incorporation By Reference. CDF and Dealer hereby agree that all of the terms of the Loan Agreement and the Other Agreements are incorporated in and made a part of this agreement by this reference.

19. Notice—Oral Commitments Not Enforceable.

Nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Agreement and the Other Agreements:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATE TO THE LOAN AGREEMENT OR THE OTHER AGREEMENTS. TO PROTECT COMPANY (DEALER/BORROWER) AND CDF (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE COMPANY (DEALER/BORROWER) AND CDF REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

20. Statutory Notice-Insurance. Nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Agreement and the Other Agreements:

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

FUSIONSTORM a Delaware corporation, as Dealer

By:	/s/ Michael Soja
Name:	Michael Soja
Title:	Chief Financial Officer

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION, as CDF

By:
Name:
Title:

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